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Exhibit 23
To Nucor Corporation
2001 Form 10-K
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (Numbers 2-84117 (including 2-50058), 2-51735, 33-27120
(including 2-55941 and 2-69914), 33-56649 and 333-85375) of Nucor Corporation
of our report dated January 31, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
March 21, 2002